Exhibit 99.1

NRx Pharmaceuticals (Nasdaq:NRXP) Reports Second Quarter 2026 Financial Results and Provides Corporate Update; Conference Call to be Held on Monday, August 17th at 4:30pm ET

Key recent and second quarter highlights include:

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Completed first-cycle FDA review of the Company’s ANDA for preservative-free ketamine with no drug-related major deficiencies. The sole remaining item, a manufacturer's attestation on the vial, has been submitted to FDA.

●	Initiation of commercial scale manufacturing of preservative-free ketamine building to launch stock of 5 million doses to be ready for commercialization in 2026.
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Selected by the Defense Advanced Research Projects Agency (DARPA) as prime contractor for SPARC-TMS, an FDA-approved Phase 2/3 trial of NRX-101 with robotic TMS. Anticipated non-dilutive funding exceeds $11.5 million, subject to completion of contracting

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The Company is advancing its NRX-100 NDA on Real World Evidence from more than 65,000 patients, leveraging a Presidential Executive Order and Congressional budget language that encourage FDA use of such evidence in approving treatments for depression.

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Closed an institutionally-supported, underwritten public offering of common stock for gross proceeds of $22.3 million, including full exercise of the underwriters’ option. The Company expects existing cash to fund operations for at least one year.

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HOPE Therapeutics expanded its clinical footprint with new sites in Sarasota and Boca Raton, Florida, and became the first commercial site in the US to treat patients using Zeta Surgical’s FDA-cleared TMS navigation system.

●	Appointed Glenn Tyson as the Company’s first Chief Commercial Officer and retained a commercial launch team for preservative-free ketamine.

WILMINGTON, DE August 17, 2026 – NRx Pharmaceuticals, Inc. (Nasdaq: NRXP) (“NRx”, the “Company”, “we”, “us” or “our”) a clinical-stage biopharmaceutical company, today announced financial results for the quarter ended June 30, 2026, and provided a corporate update. The quarter was marked by significant progress on multiple fronts and strengthening of the Company’s balance sheet to provide adequate funds for at least one year of operations and commercial launch.

The quarter’s key development was advancement of the ANDA for preservative-free ketamine toward FDA approval and commercialization, which would represent a transformational milestone . The FDA identified no major deficiencies related to the drug or its manufacture. A single major deficiency was identified related to the luer lock component of the vial (i.e. the element of the drug container that connects to a syringe) wherein FDA requested that the Company provide a manufacturer’s attestation that the vial is manufactured in the same manner as it is for 3 other currently approved drugs that ship more than 11.9 million units per year. This attestation has been provided to the FDA and the Company aims for 2026 approval and commercialization. Accordingly, five million units of launch stock is currently in the manufacturing process with anticipated post launch manufacture of 1 million units per month.

NRx has continued to advance its New Drug Application for NRX-100 (Preservative-free ketamine) to treat depression. During Q2, a Presidential Executive Order was signed and Congressional Budget Language was approved guiding the FDA to use Real World Evidence for approval of ketamine to treat depression. Evidence gathered from 65,000 Americans was presented at the American Society of Clinical Psychopharmacology meeting in Miami demonstrating that intravenous ketamine has greater or comparable efficacy to intranasal S-ketamine with more rapid onset in treating depression. With alignment on the drug packaging matter, the Company is now poised to finalize its NDA, aiming for 2027 approval.

In a potentially federally-funded expansion of the Company’s business plan for NRX-101, (D-cycloserine/lurasidone) NRx was selected as Prime Contractor by the Defense Advanced Research Projects Agency for the SPARC-TMS trial led by Prof. Josh Brown, the Company’s Chief Medical Innovation Officer in partnership with Harvard McClean Hospital and multiple US Military Treatment Facilities. SPARC-TMS measures the efficacy of the Company’s neuroplastic drug (NRX-101) in combination with robotic assisted TMS (www.clinicaltrials.gov NCT 07227103). Successful clinical results could lead to widespread adoption of NRX-101+Robotic TMS for treatment of depression in the military, first responder organizations, and the general population, with initial published results rivaling or exceeding psychedelic drugs. Until now, NRX-101 was positioned only for the treatment of suicidal bipolar depression, a sub million patient market. This military partnered and FDA-approved phase 3 trial potentially expands the market for NRX-101 to all patients with treatment-resistant depression, with an addressable market of more than 15 million Americans (see www.nrxdefense.com).

NRx invested in the formation of Geneuro, Inc., with two clinical-stage monoclonal antibody drugs to treat ALS (GNK-301), Schizophrenia (Temelimab®), Multiple Sclerosis, and Type 1 Diabetes (see www.geneuro.us). These patented biologics target Human Endogenous RetroVirus (HERV) envelope proteins that are shown to be neurotoxic and etiologic in neurodegenerative disorders. Temelimab has shown promising, validating clinical results in now-completed European trials for treatment of multiple sclerosis and Type-1 Diabetes. In partnership with the Fondation FondaMental (Paris, FR) and French government funding, GeNeuro aims to launch a clinical trial of Temelimab to treat Schizophrenia. GNK-301 was co-invented at the US National Institute for Neurologic Diseases and Stroke and GeNeuro is partnered with the US National Institutes of Health. GeNeuro, Inc. has already been selected in the first round of the Congressionally-Directed Medical Research Program for drug development and biomarker funding. GNK-301’s first-in-human trial is targeted for July 2027. Should initial clinical activities succeed, substantial funds have been added to the 2027 Defense appropriation to support ongoing activities.

“The second quarter of 2026 was a major inflection point for NRx as we advance our mission to bring hope to the most vulnerable patients battling depression and suicidal ideation,” said Dr. Jonathan Javitt, the Company’s CEO and Chairman. “We have continued to drive towards our key objective of first commercial ketamine sales in 2026 with corresponding manufacturing operations and build-out of our first commercial team. Our path to approval of NRX-100 has been advanced by support from the White House and Congress for the use of Real World Evidence that our drug has comparable or superior efficacy to that of current market leaders. Our partnership with the Department of War and its Defense Advanced Research Projects Agency led by Prof. Brown and Dr. Dennis McBride is the culmination of a multi-year endeavor. Similarly, our acquisition of the GeNeuro assets and the resulting partnership with NIH offers a clinical stage and potentially humanity-changing opportunity for the Company – including potentially the first disease-modifying drug to treat ALS – in ALS and other serious disorders, with strong governmental partnership and support from non-dilutive sources of capital. Combat veterans face a two-fold increased risk of ALS, and advancing a cure remains a high priority with strong Congressional support.”

Financial Results for the Quarter Ended June 30, 2026

For the six months ended June 30, 2026, NRx reported a net loss of $18.0 million, versus a net loss of $23.1 million during the comparable period in 2025. The change was primarily related to the impact of certain fair value accounting measurements and other non-recurring charges related to the conversion and restructuring of previously issued convertible notes incurred during the six months ended June 30, 2025. For the six months ended June 30, 2026, NRx reported a net operating loss of $11.3 million versus a net operating loss of $7.6 million for the comparable period in 2025. The change was primarily driven by certain research and development costs related to the acquisition of certain assets which management believes will drive significant long-term value for shareholders, as well as increased selling, general and administrative costs including, but not limited to, the addition of key personnel and other expenses related to the Company’s anticipated commercial launch of its ANDA for preservative-free ketamine. As of June 30, 2026, the Company had approximately $26.7 million in cash and cash equivalents versus $7.8 million as of December 31, 2025. The increase was primarily related to the Company’s completion of a public offering of common stock with gross proceeds of more than $22 million. Management believes current cash resources, anticipated growth in clinic revenue, and opportunistic utilization of the Company's active at-the-market offering facility will be sufficient to support operations for at least one year.

Conference Call Details

The Company will host a conference call at 4:30pm ET on Monday, August 17, 2026.

In addition to reviewing the Company's financial results for the fiscal year ended December 31, 2025, the Company will provide an update on the significant progress achieved across its drug development programs and the HOPE Therapeutics clinical network, milestones that bring the Company closer to its founding mission of preventing suicide and transforming the treatment of depression and PTSD to improve the lives of patients and bring hope to life.

A live webcast of the conference call will be available on the Company’s website at https://ir.nrxpharma.com/events. Participants that are unable to join the webcast can access the conference call via telephone by dialing domestically 1-800-717-1738 or internationally +1-646-307-1865.

About NRx Pharmaceuticals, Inc.
NRx Pharmaceuticals, Inc. (www.nrxpharma.com), is a clinical-stage biopharmaceutical company developing therapeutics based on its NMDA platform for the treatment of central nervous system disorders, specifically suicidal depression, chronic pain, and PTSD. The Company is developing NRX-100 (preservative-free intravenous ketamine) and NRX-101, (oral D-cycloserine/lurasidone). NRX-100 has been awarded Fast Track Designation for the treatment of Suicidal ideation in Depression, including Bipolar Depression. NRX-101 has been awarded Breakthrough Therapy Designation for the treatment of suicidal bipolar depression. NRx has filed an Abbreviated New Drug Application (ANDA), and initiated a New Drug Application filing for NRX-100 with an application for the Commissioner’s National Priority Voucher Program for the treatment of suicidal ideation in patients with depression, including bipolar depression.

Notice Regarding Forward-Looking Statements
The information contained herein includes forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as "may," "will," "should," "would," "expect," "plan," "believe," "intend," "look forward," and other similar expressions among others. These statements relate to future events or to the Company's future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause the Company's actual results to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. The Company has reported regulatory milestones as they have been achieved but has not predicted the outcome of any future regulatory determination. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the Company's control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the Company's current views with respect to future events and is subject to these and other risks, including uncertainties and assumptions relating to the Company's operations, results of operations, growth strategy, and, among other things, liquidity. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company's most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Investors and security holders are urged to read these documents free of charge on the SEC's website at http://www.sec.gov. Except as may be required by applicable law, the Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, whether as a result of new information, future events or otherwise.

For further information:

Brian Korb

Managing Partner, astr partners
(917) 653-5122

brian.korb@astrpartners.com